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                                                                    EXHIBIT 99.1

                 [NATIONAL SERVICE INDUSTRIES, INC. LETTERHEAD]


                                  JUNE 12, 2003

                                       NSI

                      NSI ANNOUNCES CLOSING OF MERGER WITH
                  AFFILIATE OF CALIFORNIA INVESTMENT FUND, LLC


      ATLANTA -- JUNE 12, 2003 -- NATIONAL SERVICE INDUSTRIES, INC. (NYSE: NSI) TODAY ANNOUNCED THE COMPLETION OF THE PREVIOUSLY ANNOUNCED MERGER WITH NS ACQUISITION CORP., AN AFFILIATE OF CALIFORNIA INVESTMENT FUND, LLC. PURSUANT TO THE MERGER AGREEMENT, EACH OUTSTANDING SHARE OF NSI COMMON STOCK WILL BE CONVERTED INTO THE RIGHT TO RECEIVE $10.00 IN CASH. EFFECTIVE UPON TODAY'S FILING OF THE CERTIFICATE OF MERGER WITH THE SECRETARY OF STATE OF DELAWARE, NS ACQUISITION CORP. WAS MERGED WITH AND INTO NSI, WITH NSI CONTINUING AS THE SURVIVING CORPORATION. AS A RESULT OF THE TRANSACTION, NSI'S COMMON STOCK WILL NO LONGER BE LISTED ON THE NEW YORK STOCK EXCHANGE OR REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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      NATIONAL SERVICE INDUSTRIES, INC., WITH FISCAL YEAR 2002 SALES OF $530
MILLION, HAS TWO BUSINESS SEGMENTS -- TEXTILE RENTAL AND ENVELOPES.


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